Williams & Webster, P.S.
Certified Public Accountants & Business Consultants

The Board of Directors
Idaho General Mines, Inc.
Spokane, Washington

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to incorporation by reference in this Registration Statement on Form SB-2 of our report dated March 14, 2005, on the financial statements of Idaho General Mines, Inc. as of December 31, 2004, included in its Form 10-KSB filed with the Securities and Exchange Commission on April 6, 2005 which has been incorporated by reference in its entirety in this Registration Statement on Form SB-2.

Williams & Webster, P.S.

Williams & Webster, P.S.
Spokane, Washington

May 13, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center • 601 W. Riverside, Suite 1940 • Spokane, WA 99201
Phone (509) 838-5111 • Fax (509) 838-5114 • www.williams-webster.com